UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2006

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of principal executive offices)

425-201-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL AGREEMENT

On March 28, 2006, InfoSpace, Inc. and Fisher Media Services Company entered into a Work Letter Agreement, dated March 28, 2006. Pursuant to the Work Letter Agreement, Fisher agrees to build out agreed-to tenant improvements on certain co-location space being licensed to InfoSpace by Fisher and InfoSpace agrees to reimburse Fisher for all costs incurred by Fisher in building out the tenant improvements, subject to the terms of the Work Letter Agreement. InfoSpace estimates expending approximately $4 million on such tenant improvements.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS.

10.28	Work Letter Agreement between InfoSpace, Inc. and Fisher Media Services Company, dated March 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

INFOSPACE, INC.

By:	/s/ Allen M. Hsieh
Allen M. Hsieh
Chief Accounting Officer and Vice President Financial Operations

EXHIBIT INDEX

Exhibit No	Description
10.28	Work Letter Agreement between InfoSpace, Inc. and Fisher Media Services Company, dated March 28, 2006.